Exhibit 99.2
Equity LifeStyle Properties, Inc.
Pro-forma Consolidated Statements of Operations
For the Years Ended December 31, 2009, 2008 and 2007
(amounts in thousands, except per share data)

	2009	2008	2007

Revenues:
Community base rental income	$253,379	$245,833	$236,933
Resort base rental income	124,822	111,876	102,372
Right-to-use annual payments	50,765	19,667	—
Right-to-use contracts current period, gross	21,526	10,951	—
Right-to-use contracts, deferred, net of prior period amortization	(18,882)	(10,611)	—
Utility and other income	47,685	41,633	36,849
Gross revenues from home sales	7,136	21,845	33,333
Brokered resale revenues, net	758	1,094	1,528
Ancillary services revenues, net	2,745	1,197	2,436
Interest income	5,119	3,095	1,732
Income from other investments, net	8,168	17,006	22,476

Total revenues	503,221	463,586	437,659

Expenses:
Property operating and maintenance	(180,870)	(152,363)	(127,342)
Real estate taxes	(31,674)	(29,457)	(27,429)
Sales and marketing, gross	(13,536)	(7,116)	—
Sales and marketing, deferred commissions, net	5,729	3,644	—
Property management	(33,383)	(25,451)	(18,385)
Depreciation on real estate and other costs	(69,049)	(66,193)	(63,554)
Cost of home sales	(7,471)	(24,069)	(30,713)
Home selling expenses	(2,383)	(5,776)	(7,555)
General and administrative	(22,279)	(20,617)	(15,591)
Rent control initiatives	(456)	(1,555)	(2,657)
Depreciation on corporate assets	(1,039)	(390)	(437)
Interest and related amortization	(98,311)	(99,430)	(103,070)

Total expenses	(454,722)	(428,773)	(396,733)

Income before equity in income of unconsolidated joint ventures	48,499	34,813	40,926

Equity in income of unconsolidated joint ventures	2,896	3,753	2,696

Consolidated income from continuing operations	51,395	38,566	43,622

Discontinued Operations:
Discontinued operations	181	257	289
Gain (loss) from discontinued real estate	4,685	(79)	12,036

Income from discontinued operations	4,866	178	12,325

Consolidated net income	56,261	38,744	55,947
Income allocated to non-controlling interests:
Common OP Units	(6,113)	(4,297)	(7,705)
Perpetual Preferred OP Units	(16,143)	(16,144)	(16,140)

Net income available for Common Shares	$34,005	$18,303	$32,102

Equity LifeStyle Properties, Inc.
Pro-forma Consolidated Statements of Operations
For the Years Ended December 31, 2009, 2008 and 2007
(amounts in thousands, except per share data)

	2009	2008	2007

Earnings per Common Share — Basic:
Income from continuing operations	$1.08	$0.74	$0.92

Income from discontinued operations	$0.15	$0.01	$0.41

Net income available for Common Shares	$1.23	$0.75	$1.33

Earnings per Common Share — Fully Diluted:
Income from continuing operations	$1.07	$0.74	$0.90

Income from discontinued operations	$0.15	$0.01	$0.41

Net income available for Common Shares	$1.22	$0.75	$1.31

Distributions declared per Common Share outstanding	$1.10	$0.80	$0.60

Tax status of Common Shares distributions deemed paid during the year:
Ordinary income	$0.72	$0.80	$0.60

Long-term capital gain	$0.24	$—	$—

Unrecaptured section 1250 gain	$0.14	$—	$—

Weighted average Common Shares outstanding — basic	27,582	24,466	24,089

Weighted average Common Shares outstanding — fully diluted	32,944	30,498	30,414

Equity LifeStyle Properties, Inc.
Pro-forma Consolidated Statements of Operations
For the Quarters Ended March 31, 2010 and 2009
(amounts in thousands, except per share data)

	Quarters Ended
	March 31,
	2010	2009
Revenues:
Community base rental income	$64,422	$63,184
Resort base rental income	36,945	35,458
Right-to-use annual payments	12,185	12,895
Right-to-use contracts current period, gross	4,937	5,577
Right-to-use contracts, deferred, net of prior period amortization	(3,948)	(5,163)
Utility and other income	12,889	12,404
Gross revenues from home sales	1,047	1,211
Brokered resale revenues, net	239	186
Ancillary services revenues, net	1,063	1,156
Interest income	1,192	1,383
Income from other investments, net	1,177	2,523

Total revenues	132,148	130,814

Expenses:
Property operating and maintenance	43,454	42,004
Real estate taxes	8,314	8,456
Sales and marketing, gross	3,263	3,072
Sales and marketing, deferred commissions, net	(1,412)	(1,493)
Property management	8,740	8,704
Depreciation on real estate assets	16,923	17,399
Cost of home sales	1,159	2,117
Home selling expenses	477	1,072
General and administrative	5,676	6,157
Rent control initiatives	714	146
Depreciation on corporate assets	210	168
Interest and related amortization	23,767	24,550

Total expenses	111,285	112,352

Income before equity in income of unconsolidated joint ventures	20,863	18,462

Equity in income of unconsolidated joint ventures	841	1,903

Consolidated income from continuing operations	21,704	20,365

Discontinued Operations:
Discontinued operations	—	126
Loss from discontinued real estate	(177)	(20)

(Loss) income from discontinued operations	(177)	106

Consolidated net income	21,527	20,471
Income allocated to non-controlling interests:
Common OP Units	(2,432)	(2,794)
Perpetual Preferred OP Units	(4,031)	(4,033)

Net income available for Common Shares	$15,064	$13,644

Equity LifeStyle Properties, Inc.
Pro-forma Consolidated Statements of Operations
For the Quarters Ended March 31, 2010 and 2009
(amounts in thousands, except per share data)

	Quarters Ended
	March 31,
	2010	2009
Earnings per Common Share — Basic:
Income from continuing operations	$0.50	$0.55
(Loss) income from discontinued operations	—	—

Net income available for Common Shares	$0.50	$0.55

Earnings per Common Share — Fully Diluted:
Income from continuing operations	$0.49	$0.54
(Loss) income from discontinued operations	—	—

Net income available for Common Shares	$0.49	$0.54

Distributions declared per Common Share outstanding	$0.30	$0.25

Weighted average Common Shares outstanding — basic	30,304	24,945

Weighted average Common Shares outstanding — fully diluted	35,500	30,523